Goldstein Golub Kessler & Company, P.C.
                          1185 Avenue of the Americas
                         New York, New York 10036-2602

January 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:      Bio-Imaging Technologies, Inc.
         Commission File #1-11182


Gentlemen:

We have read the above referenced Registrant's response to Item 4 - Changes in Registrant's Certifying Accountant with respect to its Current Report on Form 8-K dated January 13, 1998 and concur with the statements made therein.


Sincerely,

/s/Goldstein Golub Kessler & Company, P.C.

GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.